                                                                  Exhibit 10(ff)

                               EXCHANGE AGREEMENT
                               ------------------


          THIS EXCHANGE AGREEMENT, dated as of March 19, 1995, (the "Agreement"), is entered into by and among Circus Circus Enterprises, Inc., a Nevada corporation (the "Company"), New Way, Inc., a Nevada corporation and a wholly owned subsidiary of the Company ("Newco"), Glenn W. Schaeffer ("Schaeffer"), Gregg H. Solomon ("Solomon"), Antonio C. Alamo ("Alamo"), Anthony Korfman ("Korfman") and William Ensign ("Ensign").


                                    RECITALS
                                    --------

          WHEREAS, M.S.E. Investments, Incorporated, a Nevada corporation ("MSE"), has the interests set forth in Schedule I hereto in Gold Strike L.V., a Nevada general partnership ("GSLV"), Jean Development North, a Nevada general partnership ("Jean North"), Gold Strike Resorts, LLC, an Indiana limited liability company ("Indiana LLC") and Pine Hills Development II, a Mississippi general partnership ("Pine Hills II" and, together with GSLV, Jean North and Indiana LLC, the "Relevant Entities");

              WHEREAS, pursuant to an agreement (the "MSE Agreement"), the Company will acquire MSE;

          WHEREAS, after the Company acquires MSE, the Company desires to contribute all of its capital stock of Newco to MSE, and to cause MSE to contribute the MSE Note (as defined below) and MSE's interests in the Relevant Entities to Newco in exchange for additional shares of Newco's common stock ("Newco Common Stock") and shares of Exchangeable Cumulative Preferred Stock of Newco, having the terms specified in Annex A hereto (the "Preferred Stock");

          WHEREAS, Schaeffer, Solomon, Alamo, Korfman, and Ensign have the respective interests in the Relevant Entities set forth opposite their names in
Schedule II hereto; and

          WHEREAS, Schaeffer, Solomon, Alamo, Korfman and Ensign (together, the "Minority Investors") desire to contribute their respective interests in the Relevant Entities to Newco in exchange for shares of Preferred Stock and cash;

          NOW, THEREFORE, in consideration of the mutual covenants and promises
contained herein and for other   good and valuable consideration the receipt and
adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


          The following capitalized terms shall have the following meanings:

          "Applicable Gaming Authorities" shall mean the gaming authorities of the States of Nevada, Illinois, Mississippi and Louisiana and the Province of Ontario, Canada and all other Governmental Authorities having or asserting jurisdiction over the establishment or conduct of gaming activities, operations, management, control, or ownership.

          "Charter Documents" shall mean, with respect to any corporation, the Articles or Certificate of Incorporation and Bylaws, each as amended and modified through and including the date of this Agreement, of such corporation.

          "Claim" shall have the meaning specified in Section 5.1(c).

          "Claim Notice" shall have the meaning specified in Section 5.1(c).

          "Damages" shall mean any and all costs, losses, including without limitation diminution in value, taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation, interest, penalties, costs of mitigation and losses, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing. The foregoing reference to "diminution in value" shall not constitute directly or indirectly a representation with respect to projections of the subject entity. The term "Damages" is not limited to matters asserted by third parties against any of the Minority Investors but includes Damages incurred or sustained by any of the Minority Investors in the absence of third-party claims.

          "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other similar right.

          "Environmental Laws" shall mean any Federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601, et seq. ("CERLA"), the Resource Conservation and Recovery Act, 42
          -- ---
U.S.C. (S) 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C.
                 -- ---
(S) 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C.
          -- ---
(S) 651, et seq., the Clean Air Act, 42 U.S.C. (S) 7401, et seq., the Federal
         -- ---                                          -- ---
Water Pollution Control Act, 33 U.S.C. (S) 1251, et seq., the Safe Drinking
                                                 -- ---
Water Act, 42 U.S.C. (S) 300f et seq., the Hazardous Materials Transportation
                              -- ---
Act, 49 U.S.C. (S) 1802 et seq. ("HMTA") and the Emergency Planning and
                        -- ---
Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other
                                             -- ---
comparable state laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

          "Gaming Laws" shall mean, with respect to any Person, any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operations of such Person.

          "Governmental Authority" shall mean any agency, authority, board, bureau, commission, court, department, office or instrumentality of any nature whatsoever of the

United States, any state, any province or any county, city or other political subdivision, or any officer or official thereof acting in an official capacity.

          "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is regulated as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in and regulated under CERCLA; "extremely hazardous substances" as defined in and regulated under EPCRA; "hazardous waste" as defined in and regulated under RCRA; "hazardous materials" as defined in and regulated under HMTA; "chemical substances or mixture" as defined in and regulated under TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, by-product or special nuclear materials; asbestos or asbestos-containing materials; and radon.

          "Indemnified Party" shall have the meaning specified in Section
5.1(c).

          "Indemnifying Party" shall have the meaning specified in Section
5.1(c).

          "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations, business or properties of the Relevant Entities taken as a whole, excluding any change which adversely affects the gaming industry in Nevada as a whole.

          "Material Adverse Effect on the Company" or "Material Adverse Effect on Newco" shall mean, with respect to the Company or Newco (as the case may be), a material adverse effect on the financial condition, results of operations, business or properties of the Company or Newco (as the case may be), excluding any change which adversely affects the gaming industry in Nevada, Mississippi, Louisiana or Ontario, Canada as a whole.

          "MSE Note" shall mean the Note to be made by MSE to the order of Newco prior to the Closing (as defined below), in the aggregate principal amount of $40 million.

          "Options" shall mean options, warrants, subscriptions, rights (including "phantom" rights), preemptive rights or other contracts, commitments, calls, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a Government Authority, and shall include any successor (by merger or otherwise) of such Person.

          "Representatives" shall mean, with respect to any Person, the directors, officers, employees, agents or representatives of such Person.


                                   ARTICLE II

                                    EXCHANGE

          2.1  Contribution of Newco Capital Stock to MSE.  Prior to the
               ------------------------------------------
Closing, the Company shall contribute all of its capital stock of Newco to MSE.

          2.2  Contribution by MSE in Exchange for Preferred Stock and Newco
               -------------------------------------------------------------
Common Stock.  Upon the terms and subject to the conditions contained herein, at
- ------------
the Closing, (i) MSE shall and the Company shall cause MSE to issue and deliver the MSE Note to Newco and (ii) pursuant to an assignment and assumption agreement substantially in the form of Annex B hereto, the Company shall cause MSE to contribute, convey, transfer, assign and deliver to Newco the interests in the Relevant Entities specified on Schedule I hereto; and in exchange therefor, Newco shall (a) accept from MSE the MSE Note and, pursuant to the assignment and assumption agreement described above, accept from MSE such interests in the Relevant Entities and assume all liabilities and obligations of MSE arising therefrom, and (b) issue and deliver to MSE the number of fully paid and non-assessable shares of Preferred Stock and Newco Common Stock specified on
Schedule I.

          2.3  Contribution by the Minority Investors in Exchange for Preferred
               ----------------------------------------------------------------
Stock and Cash.  Upon the terms and subject to the conditions contained herein,
- --------------
at the

Closing, pursuant to an assignment and assumption agreement substantially in the form of Annex B hereto, each of the Minority Investors shall contribute, convey, transfer, assign and deliver to Newco the interests in the Relevant Entities set forth opposite his name on Schedule II hereto; and in exchange therefor, Newco shall (a) pursuant to such assignment and assumption agreement, accept from such Minority Investor such interests in the Relevant Entities and assume all liabilities and obligations of such Minority Investor arising therefrom and (b) issue and deliver to each of the Minority Investors the number of fully paid and non-assessable shares of Preferred Stock, and pay the amount of cash, set forth opposite such Minority Investor's name on Schedule II. Nothing herein shall be deemed to compromise or limit in any manner whatsoever any rights of the Company or Newco to indemnification under any other agreement.

          2.4  Closing.  The closing of the transactions specified in Sections
               -------
2.2 and 2.3 hereof (the "Closing") shall take place at the offices of the Company at 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., on the fifth business day following the satisfaction of the conditions set forth in
Article IV of this Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date"). The closing of the transactions specified in Sections 2.2 and 2.3 hereof shall be concurrent and mutually conditional.

          2.5  Instruments and Documents Satisfactory.  All instruments and
               --------------------------------------
documents executed and delivered to Newco or the Minority Investors pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Newco or the Minority Investors, as the case may be.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          3.1  Representations and Warranties of the Company.  The Company
               ---------------------------------------------
hereby represents and warrants:

          (a)  Organization and Qualification.  The Company is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed or admitted and in good standing would not have a Material Adverse Effect on the Company.

          (b)  Capitalization. The authorized capital stock of the Company
               --------------
consists of 450,000,000 shares of common stock, par value $.01-2/3 per share (the "Company Common Stock"), and 75,000,000 shares of preferred stock. As of the date of this Agreement (i) 85,852,798 shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable, (ii) no shares of preferred stock are issued and outstanding and (iii) 5,677,204 shares of Company Common Stock are issuable upon exercise of outstanding Options heretofore granted. Except as contemplated by this Agreement, by the MSE Agreement and by clauses (i) through (iii) above, and except for the rights to purchase one one-hundredth (1/100th) of a share of Series A Junior Participating Preferred Stock of the Company issued pursuant to the Rights Agreement, dated as of July 14, 1994, by and between the Company and First Chicago Trust Company of New York, there are no other shares of capital stock, or other equity securities of the Company outstanding, and, except for the Preferred Stock, no other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company or any of its subsidiaries is a party or may be bound, requiring the issuance or sale of shares of any capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities.

          (c)  Authority.  The Company has full corporate power and authority to
               ---------
enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d)  No Violation.  The Company is not in default under or in
               ------------
violation of any provision of its Charter Documents, and the Company is not in default beyond any applicable grace period under or in violation (other than technical or similar violations that could not cause a default under such Instrument (as defined below)) of any material agreement, indenture, contract, lease, sublease, loan agreement, note, restriction, obligation or liability (each, an "Instrument") to which it is a party or by which it is bound or to which any of its properties or assets is subject. Except as set forth in
Schedule 3.1(d), neither the Company's execution and delivery of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will conflict with or breach any Charter Document or Instrument of the Company, or cause any such default or violation, or accelerate or allow any Person to accelerate, terminate, modify or cancel any material rights under any Instrument, or will result in the creation of any material Encumbrances on the assets or properties of the Company. Such execution, delivery and consummation will not violate or breach or constitute a default under any material law, rule, judgment, order, decree or regulation of any Governmental Authorities to which the Company is a party or is subject or to which the Company's properties or assets are subject.

          (e)  Consents and Approvals.  Except as set forth in Schedule 3.1(e)
               ----------------------
and except as noted in the following sentence, no consent, authorization, order, license, permit, or approval of (or filing or registration with) any Governmental Authority or any other Person is required in connection with the Company's execution, delivery and performance of this Agreement. The exceptions referred to above are: (i) filings and approvals required under Nevada Law in respect of corporate mergers, (ii) filings and approvals of pre-merger notification and report forms and related documents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) filings with, and the receipt of all required prior approvals, consents, authorizations, orders, permits, findings of suitability and licenses from Applicable Gaming Authorities under the Gaming Laws, (iv) transfer notifications, filings or approvals that may be required under any state Environmental Law, including without limitation, the States of Nevada, Mississippi, Louisiana and Ontario, Canada and (v) where the failure to obtain such non-gaming consents, authorizations, orders, licenses or permits, or to make such filings or registrations, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (f)  Commission Filings.  The Company has filed with the Securities
               ------------------
and Exchange Commission (the "Commission") all reports, registration statements and definitive proxy statements required to be filed with the Commission since February 1, 1992 (collectively, with any documents filed as exhibits thereto, the "SEC Reports"). As of their respective dates, the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its subsidiaries included or incorporated by reference in the SEC Reports, and in the Company's Annual Reports for the years ended January 31, 1993 and January 31, 1994, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes or schedules thereto and except in the case of the unaudited interim statements, as may be permitted under Form 10-Q promulgated by the Commission pursuant to the Exchange Act), and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

          (g)  No Material Adverse Changes.  Except as set forth in Schedule
               ---------------------------
3.1(g), since December 31, 1994, there has been no change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) or threatened change which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

          3.2  Representations and Warranties of Newco.  Newco hereby represents
               ---------------------------------------
and warrants:

          (a)  Organization and Qualification.  Newco is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Newco is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed or admitted and in good standing would not have a Material Adverse Effect on Newco.

          (b)  Capitalization. The authorized capital stock of Newco consists of
               --------------
2,500 shares of Newco Common Stock and no shares of preferred stock. As of the date of this Agreement, (i) 1,000 shares of Newco Common Stock are validly issued and outstanding, fully paid and nonassessable, (ii) no shares of preferred stock are issued and outstanding and (iii) no shares of Newco

Common Stock or preferred stock are issuable upon exercise of outstanding Options heretofore granted. Except as contemplated by this Agreement and by clauses (i) through (iii) above, there are no other shares of capital stock, or other equity securities of Newco outstanding, and no outstanding Options to which Newco or any of its subsidiaries is a party or may be bound, requiring the issuance or sale of, shares of any capital stock or other equity securities of Newco or requiring Newco to grant, extend or enter into any Options with respect thereto. Newco has no contracts, commitments, obligations or rights to purchase or redeem any shares of its capital stock.

          (c)  Authority.  Newco has full corporate power and authority to enter
               ---------
into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Newco of its obligations hereunder and the consummation by Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Newco. This Agreement has been duly and validly executed and delivered by Newco and constitutes a legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d)  No Violation.  Newco is not in default under or in violation of
               ------------
any provision of its Charter Documents, and Newco is not in default beyond any applicable grace period under or in violation (other than technical or similar violations that could not cause a default under such Instrument) of any Instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject. Except as set forth in Schedule 3.2(d), neither Newco's execution and delivery of this Agreement, nor the consummation by Newco of the transactions contemplated hereby, will conflict with or breach any Charter Document or Instrument of Newco, or cause any such default or violation, or accelerate or allow any Person to accelerate, terminate, modify or cancel any material rights under any Instrument, or will result in the creation of any material Encumbrances on the assets or properties of Newco. Such execution, delivery and consummation will not violate or breach or constitute a default under any material law, rule, judgment, order, decree or regulation of any Governmental Authorities to which Newco is a party or is subject or to which Newco's properties or assets are subject.

          (e)  Consents and Approvals.  Except as set forth in Schedule 3.2(e)
               ----------------------
and except as noted in the following sentence, no consent, authorization, order, license, permit, or approval of (or filing or registration with) any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by Newco. The exceptions referred to above are: (i) filings and approvals required under Nevada Law in respect of corporate mergers, (ii) filings and approvals of pre-merger notification and report forms and related documents under the HSR Act, (iii) filings with, and the receipt of all required prior approvals, consents, authorizations, orders, permits, findings of suitability and licenses from Applicable Gaming Authorities under the Gaming Laws, (iv) transfer notifications, filings or approvals that may be required under any state Environmental Law, including without limitation, the States of Nevada, Mississippi, Louisiana and Ontario, Canada, and (v) where the failure to obtain such non-gaming consents, authorizations, orders, licenses or permits, or to make such filings or registrations, individually or in the aggregate, would not have a Material Adverse Effect on Newco.

          (f)  Status of Securities.  The shares of Preferred Stock and Newco
               --------------------
Common Stock to be issued pursuant to this Agreement have been (or will have been prior to Closing) duly authorized by all necessary corporate action on the part of Newco, and upon issuance hereunder will be validly issued and outstanding, fully paid and nonassessable, and the issuance thereof is not subject to preemptive rights of any other stockholder of Newco.

          3.3  Representations and Warranties of the Minority Investors.  Each
               --------------------------------------------------------
of the Minority Investors hereby represents and warrants:

          (a)  Ownership Interest.  Such Minority Investor has the proportionate
               ------------------
partnership or membership interest (as the case may be) in each of the Relevant Entities set forth opposite his name on Schedule II hereto, free and clear of any Encumbrances, except those existing under the terms of the partnership or operating agreement (as the case may be) of each such Relevant Entity.

          (b)  Authority of each Minority Investor.  Except as set forth in
               -----------------------------------
Schedule 3.3(b), such Minority Investor has the legal capacity to enter into this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby. Except as set forth in Schedule 3.3(b), this Agreement has been duly and validly executed and delivered by such Minority Investor and constitutes a legal, valid and binding obligation of such Minority Investor enforceable against him in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)  Consents and Approvals.  Except as set forth in Schedule 3.3(c),
               ----------------------
and except as noted in the following sentence, no consent, authorization, order, license, permit, or approval of (or filing or registration with) any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by such Minority Investor. The exceptions referred to above are: (i) filings and approvals required under Nevada Law in respect of corporate mergers, (ii) filings and approvals of pre-merger notification and report forms and related documents under the HSR Act,
(iii) filings with, and the receipt of all required prior approvals, consents, authorizations, orders, permits, findings of suitability and licenses from, Applicable Gaming Authorities under the Gaming Laws and (iv) where the failure to obtain such non-gaming consents authorizations orders, licenses or permits, or to make such filings or registrations, individually or in the aggregate, would not have a Material Adverse Effect.

          (d)  Investment Representations.
                    --------------------------

               (i) Such Minority Investor understands that the shares of Preferred Stock to be issued and delivered to him pursuant to the terms of this Agreement have not been registered pursuant to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") by reason of the reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

               (ii) Such Minority Investor (A) has the capacity to protect his interests in connection with the transactions contemplated hereby and (B) is able to bear the economic risk thereof. The Company has delivered or made available to such Minority Investor such documents, materials and information pertaining to the Company as he may have requested and has afforded him an opportunity to ask questions of and receive answers from the Company and its executive officers and representatives.

               (iii) Such Minority Investor understands that the Preferred Stock to be issued pursuant to the terms of this Agreement may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the same or an available exemption from registration under the Securities Act, such shares of Preferred Stock must be held indefinitely. In the absence of an effective registration statement under the Securities Act or an exemption therefrom, such Minority Investor will not sell, transfer or otherwise dispose of any shares of Preferred Stock received pursuant to the terms of this Agreement, except in a manner consistent with such Minority Investor's representations set forth in this Section.

               (iv) Such Minority Investor has carefully read this Section and discussed its requirements and other applicable limitations upon his ability to sell, transfer or otherwise dispose of the Preferred Stock received pursuant to the terms of this Agreement to the extent that he felt necessary with his counsel and will not make any sale, transfer or other disposition of such shares of Preferred Stock in violation of the Securities Act or the rules and regulations thereunder.

               (v) The shares of Preferred Stock to be acquired by such Minority Investor shall be acquired in good faith for investment for his account and not with a view to a distribution or resale of any such Preferred Stock.


                                   ARTICLE IV
                                   CONDITIONS

          4.1  Conditions to the Parties' Obligations.  The respective
               --------------------------------------
obligations of each party hereto to effect the Closing are subject to the fulfillment or waiver of the conditions set forth in this Section at or prior to the Closing Date:

          (a)  Acquisition of Interests.  (i) The merger between MSE and a
               ------------------------
subsidiary of the Company shall have become effective and the Company shall have acquired MSE prior to the Closing Date; and (ii) the Company shall have contributed all of the capital stock of Newco to MSE such that MSE shall have valid and legal title thereto.

          (b)  Order or Injunction.  None of the parties hereto shall be subject
               -------------------
to any order or injunction of a Governmental Authority of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its or his reasonable efforts to have any such injunction lifted.

          (c)  Consents.  All material consents, authorizations, orders,
               --------
permits, findings of suitability, licenses and approvals of (or filings or registrations with) any Governmental Authority or any other Person required solely in connection with the execution, delivery and performance of this Agreement (except for the consents contemplated in connection with the acquisition of MSE), shall have been obtained or made, except for any other documents required to be filed after the Closing.

          4.2  Additional Conditions to the Minority Investors' Obligations.  In
               ------------------------------------------------------------
addition to the conditions set forth in Section 4.1, the respective obligations of the Minority Investors to effect the transactions specified in Section 2.3 are also subject to the fulfillment or waiver of the following conditions at or prior to the Closing:

          (a)  Charter.  Newco shall have amended its charter, to the reasonable
               -------
satisfaction of the Minority Investors, to provide for the authorization of the issuance of shares of Preferred Stock and common stock of Newco in such amounts as are sufficient to satisfy Newco's obligations to issue such shares pursuant to this Agreement; and the form, terms and provisions of the Preferred Stock shall be in accordance with Annex A hereto and reasonably satisfactory to the Minority Investors.

          (b)  Performance of Agreement.  Each of the Company and Newco shall
               ------------------------
have, and the Company shall have caused its affiliates to have, materially performed all obligations and shall have materially complied with all covenants and conditions required of it under the terms of this Agreement.

          4.3  Additional Conditions to the Obligations of the Company and
               -----------------------------------------------------------
Newco. In addition to the conditions set forth in Section 4.1, the obligations of the Company and Newco to effect the Closing are also subject to the fulfillment or waiver of the condition at or prior to Closing that each of the Minority Investors shall have materially performed all obligations and agreements, and shall have materially complied with all covenants and conditions required of it under the terms of this Agreement.

                             ARTICLE V
                                INDEMNIFICATION

          5.1  Indemnification by the Company and Newco.
               ----------------------------------------

          (a)  Indemnification.  Each of the Company and Newco, jointly and
               ---------------
severally, shall indemnify and save and hold harmless each of the Minority Investors, their respective affiliates and subsidiaries, and their respective Representatives from and against any and all Damages incurred in connection with, arising out of, or resulting from (i) any breach or inaccuracy of any representation or warranty made by the Company or Newco to the Minority Investors in or pursuant to this Agreement; or (ii) any breach of any covenant or agreement made by the Company or Newco in or pursuant to this Agreement. Payments by any of the Minority Investors of amounts for which any of the Minority Investors is indemnified shall not be a condition precedent to recovery. The obligations of the Company and Newco to indemnify each of the Minority Investors shall not limit any other rights, including without limitation rights of contribution which any of the parties may have under statute or common law.

          (b)  Cooperation.  The indemnified party shall cooperate in all
               -----------
reasonable respects with the indemnifying party or parties (as the case may be) and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified
                                         --------  -------
party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

          (c)  Defense of Claims.  If a claim for Damages (a "Claim") is to be
               -----------------
made by a party entitled to indemnification hereunder (the "Indemnified Party") against the indemnifying party or parties (as the case may be) (the "Indemnifying Party"), the Indemnified Party claiming such indemnification shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section. If any lawsuit or enforcement action is filed against any Indemnified Party hereunder, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within 15 calendar days after the service of a citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii)
to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense unless the named parties to such action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. If the Indemnifying Party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party; provided, however,
                                                           --------  -------
that such Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any Damages by reason of such settlement or judgment.

          (d)  Limitations.  The Company and Newco shall not be liable under
               -----------
this Section for any Damages incurred pursuant to Section 5.1(a)(i) until the aggregate amount otherwise due the Indemnified Party exceeds an accumulated total of $2,500,000 (the "Threshold"), at which time the Indemnifying Party shall be liable for only those Damages exceeding such amount. The Company and Newco shall be liable to the Minority Investors under this Section for any and all Damages arising under Section 5.1(a)(ii) without regard to the Threshold.

          (e)  Representatives.  No individual Representative of any party
               ---------------
shall be personally liable for any Damages under the provisions contained in this Section.


                                   ARTICLE VI
                               GENERAL PROVISIONS

          6.1  Availability of Company Common Stock.
               ------------------------------------

          (a)  Provision of Company Common Stock to Newco.  The Company hereby
               ------------------------------------------
covenants to provide Newco with shares of Company Common Stock (or other consideration) at such times and in sufficient number to enable Newco to comply with its obligation to exchange shares of Company Common Stock (or other consideration) for shares of Preferred Stock in accordance with the terms of the Preferred Stock.

          (b)  Reservation of Shares, Etc.  The Company shall at all times
               ---------------------------
reserve and keep available, out of its authorized and unissued capital stock, solely for the purpose of providing Newco with shares of Company Common Stock sufficient to effect the exchange of the Preferred Stock, such number of shares of Company Common Stock (and other capital stock if the Preferred Stock is exchangeable therefor), free of preemptive rights, as shall from time to time be sufficient to enable Newco to effect the exchange of all shares of Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Nevada, use its best efforts to increase the authorized number of shares of Company Common Stock (or other capital stock if the Preferred Stock is exchangeable therefor) if at any time the number of shares of authorized and unissued Company Common Stock (or such other capital stock) shall not be sufficient to permit Newco to exchange all of the then outstanding shares of Preferred Stock.

          6.2  Legend.  Each certificate of Preferred Stock issued pursuant to
               ------
the provisions hereof, if deemed advisable by Newco, shall bear substantially the following legends:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES, WHICH IS EFFECTIVE UNDER SUCH ACT, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

          6.3  Taxes.  The parties hereto intend that the contribution of the
               -----
MSE Note and the respective interests in the Relevant Entities to Newco in exchange for Preferred Stock and Newco Common Stock, and the contribution contemplated by Section 2.1, pursuant to this Agreement will each be treated for income tax purposes as an exchange pursuant to section 351 of the Internal Revenue Code of 1986, as amended, and any corresponding provisions of applicable state income tax statutes. The parties hereto agree to prepare, or cause to be prepared, all Federal and state income tax returns, other governmental filings and reports, and applicable books and records in accordance with such treatment and to take such other actions as may be reasonably necessary so that such exchanges will be so treated.

          6.4  Survival of Representations, Etc.  All statements contained in
               ---------------------------------
the Schedules hereto or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby, shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of the Company and the Minority Investors contained herein shall survive the Closing Date until the date that is the third anniversary of the Closing Date, without regard to any investigation made by any of the parties hereto; provided, however, that the representations and
                       -----------------
warranties set forth in  Section 3.3(a) shall survive indefinitely.

          6.5  Consent to Substitution.  It is the intention of the parties
               -----------------------
hereto that Newco become a partner or member of each of the partnerships or limited liability company (as the case may be) comprising the Relevant Entities and obtain all of the Minority Investors' and MSE's rights therein in substitution of the Minority Investors or MSE, as applicable. In furtherance thereof and subject to the Closing, (i) the Company shall cause its affiliates, including without limitation MSE, to consent to such substitution of Newco, including as a new partner or member of the applicable Relevant Entity as contemplated by this Agreement and (ii) each of the Minority Investors shall consent to such substitution of Newco, including as a new partner or member of the applicable Relevant Entity as contemplated by this Agreement.

          6.6  Termination.  This Agreement may be terminated, and the
               -----------
transactions contemplated hereby may be abandoned, at any time prior to the Closing (a) by mutual written agreement of the parties hereto, or (b) by any party hereto if the MSE Agreement is terminated for any reason.

          6.7  Entire Agreement.  This Agreement (including all schedules and
               ----------------
annexes hereto) contains the sole and entire agreement among the parties with respect to the transactions contemplated by Article II herein and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to such subject matter.

          6.8  Notices.  Unless otherwise specifically provided herein, all
               -------
notices, demands, consents, waivers and other communications required or permitted by the terms of this Agreement shall be in writing, and any notice shall become effective three (3) days after deposit in the United States mails, first class postage prepaid, or one (1) day after delivery to an overnight courier or express company or immediately upon delivery by hand or in the form of telecopy, telegram or other electronic means of communication that produces a written copy, and, if mailed or delivered by courier, express company or hand, shall be addressed as follows:

If to the Company:       Circus Circus Enterprises, Inc.
                         2880 Las Vegas Blvd. South
                         Las Vegas, NV  89109
                         Attention: President

If to Newco:             New Way, Inc.
                         2880 Las Vegas Blvd. South
                         Las Vegas, NV  89109
                         Attention: Chief Executive Officer

If to Schaeffer:         Glenn W. Schaeffer
                         1 Main Street
                         P.O. Box 19278
                         Jean, Nevada  89019

If to Solomon:           Gregg H. Solomon
                         1 Main Street
                         P. O. Box 19278
                         Jean, Nevada 89019

If to Alamo:             Antonio C. Alamo
                         1 Main Street
                         P. O. Box 19278
                         Jean, Nevada  89019

If to Korfman:           Anthony Korfman
                         Lakeview Company
                         U.S. Highway 93
                         Boulder City, NV 89005

If to Ensign:            William Ensign
                         Lakeview Company
                         U.S. Highway 93
                         Boulder City, NV 89005

          6.9  No Assignment; Binding Effect.  Neither this Agreement nor any
               -----------------------------
right, interest, duty or obligation hereunder may be assigned by any party hereto with-out the prior written consent of the other parties hereto, and any attempt to assign this Agreement or any right, interest, duty or obligation hereunder without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          6.10  Severability.  If any provision of this Agreement is held to be
                ------------
illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by illegal, invalid or unenforceable provision or by its severance from this Agreement.

          6.11  Further Assurances.  Each of the parties hereto agrees to
                ------------------
execute and deliver any and all further agreements, documents, certificates or instruments necessary to effectuate this Agreement. Each party shall promptly notify the other parties of any information delivered to or obtained by such party that would prevent the consummation of the transactions contemplated by this Agreement or would indicate a breach of the representations or warranties of any of the parties to this Agreement, provided that failure so to notify will not constitute a waiver of such party's rights under this Agreement.

          6.12  Non-Waiver of Breach.  A party hereto may specifically waive any
                --------------------
breach of this Agreement by another party as to any provision in favor of the party waiving such breach, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party may at any time, by notice given to the breaching party, direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

          6.13  Confidentiality; Publicity.  The parties acknowledge that the
                --------------------------
transactions described herein are of a confidential nature and shall not be disclosed except to consultants, advisors and affiliates, as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, or as required by law. None of the parties hereto shall make any public disclosure of the specific terms of this Agreement, except as required by law. The parties shall endeavor to make only those press releases as required by law, provided, however, that no press release shall be made without prior consultation with the other parties.

          6.14  Governing Law.  This Agreement has been negotiated and executed
                -------------
and shall be performed in the State of Nevada and shall be governed and construed by the laws of such State, without giving effect to the conflicts of laws principles thereof.

          6.15  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each party has executed this Agreement as of the date first above written.

                     CIRCUS CIRCUS ENTERPRISES, INC.,
                     a Nevada corporation


                     By:  CLYDE T. TURNER
                          ----------------------------
                     Name:  Clyde T. Turner
                     Title: President

                     NEW WAY, INC.,
                     a Nevada corporation


                     By:  CLYDE T. TURNER
                          ----------------------------
                     Name:  Clyde T. Turner
                     Title: President


                     M.S.E. Investments, Incorporated
                     a Nevada Corporation


                     By:  MICHAEL S. ENSIGN
                          ----------------------------
                     Name:  Michael S. Ensign
                     Title: President


                     GLENN W. SCHAEFFER
                     ----------------------------------
                     Glenn W. Schaeffer


                     GREGG H. SOLOMON
                     ----------------------------------
                     Gregg H. Solomon


                     ANTONIO C. ALAMO
                     ----------------------------------
                     Antonio C. Alamo


                     ANTHONY KORFMAN
                     ----------------------------------

                     WILLIAM ENSIGN
                     ----------------------------------
                     William Ensign

                                                                         Annex A


                            TERMS OF PREFERRED STOCK


Issuer:           New Way, Inc.

Dividends:        $10.00 per share per annum.  Dividends will cumulate but
                  not accrue interest.  Dividends will be payable when, as and if declared by the Board of Directors, but dividends may not be paid on any other junior or pari passu stock of the issuer
                                                 ---- -----
                  unless all dividends have been paid on the Preferred Stock.

Liquidation
 Preference:      $100.00 per share

Exchange Rights:  Each share of Preferred Stock will be exchangeable for common stock of Circus Circus Enterprises, Inc. at an exchange rate of 3.901677721 shares of Company Common Stock for each share of Preferred Stock. The exchange rate will be subject to adjustment in the event of certain dilutive events.

Redemption:       The Preferred Stock will be subject to mandatory redemption on the fifteenth anniversary of the date of original issuance at a price equal to the liquidation preference plus all unpaid dividends.

Voting Rights:    The holders of the Preferred Stock will not be entitled to vote except to the extent required by law; provided, however, that the holders of the Preferred Stock (other than Circus
                  Circus Enterprises, Inc. and its affiliates) will be entitled to vote separately as a class on any amendment to the issuer's charter or bylaws that would adversely affect the rights of holders of the Preferred Stock (including without limitation the authorization or issuance of any senior stock of the issuer). The holders of the Preferred Stock shall not be entitled to vote separately as a class on any merger of New

                  Way with the Company or any affiliate controlled by the Company except as required by law (in which case any such separate class vote shall include all holders of the Preferred Stock, including the Company and its affiliates).

                                                                         Annex B


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------


          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ________ __, 1995 (the "Agreement"), is entered into by and between ___________ ("Assignor") and New Way, Inc., a Nevada corporation ("Assignee"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Exchange Agreement (as defined below).


                                    RECITALS
                                    --------

          WHEREAS, Assignor is a [general partner/member] of _________________, a _____________ [general partnership/limited liability company] (the "Relevant Entity");

          WHEREAS, pursuant to the Exchange Agreement, dated ______, 1995 (the "Exchange Agreement"), by and among Circus Circus Enterprises, Inc., a Nevada corporation (the "Company"), Assignee, Glenn W. Schaeffer, Gregg H. Solomon, Antonio C. Alamo, Anthony Korfman and William Ensign, Assignor has agreed to assign [his/its] interest in the Relevant Entity to Assignee; and

          WHEREAS, pursuant to the Exchange Agreement, Assignee has agreed to assume all liabilities and obligations of Assignor relating to Assignor's interest or previous participation in the Relevant Entity.

          NOW, THEREFORE, in consideration of the mutual covenants and promises
contained herein and for other   good and valuable consideration the receipt and
adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                           ASSIGNMENT AND ASSUMPTION

          1.1  Assignment of Rights and Interest.  Assignor hereby transfers,
               ---------------------------------
assigns and conveys to Assignee, effective as of the Closing Date, all right, title and interest of Assignor, as [general partner/member], in and to the Relevant Entity and under that certain [Partnership/Operating] Agreement, dated __________, by and among Assignor and ____________.

          1.2  Acceptance of Assignment and Assumption of Liabilities.
               -------------------------------------------------------
Assignee hereby accepts the foregoing assignment, effective as of the Closing Date, and assumes and agrees to pay, perform and discharge, as and when due, all of the agreements, obligations and liabilities of Assignor, as [general partner/member] of the Relevant Entity, now existing or hereafter accruing. Nothing herein shall be deemed to compromise or limit in any manner whatsoever any rights of the Company or Assignee to indemnification under any other agreement.

          1.3  Further Assurances.  From time to time, each party, as and when
               ------------------
requested by the other party hereto, shall execute and deliver, or cause to be executed and delivered, all such agreements, documents and instruments and shall take, or cause to be taken, all such further or other actions, as such requesting party may reasonably deem necessary or desirable to evidence, vest, confirm, perfect or consummate the assignment of rights and assumption of liabilities contemplated by this Agreement.


                                   ARTICLE II
                               GENERAL PROVISIONS

          2.1  Entire Agreement.  This Agreement contains the sole and entire
               ----------------
agreement among the parties with respect to the assignment and assumption of the respective interests and obligations contemplated herein and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to such subject matter (other than the Exchange Agreement).

          2.2  Notices.  Unless otherwise specifically provided herein, all
               -------
notices, demands, consents, waivers and other communications required or permitted by the terms of this Agreement shall be in writing, and any notice shall become effective three (3) days after deposit in the United States mails, first class postage prepaid, or one (1) day after delivery to an overnight courier or express company or immediately upon delivery by hand or in the form of telecopy, telegram or other electronic means of communication that produces a written copy, and, if mailed or delivered by courier, express company or hand, shall be addressed as follows:

          If to Assignor:



          If to Assignee:

          2.3  No Assignment; Binding Effect.  Neither this Agreement nor any
               -----------------------------
right, interest, duty or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign this Agreement or any right, interest, duty or obligation hereunder without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          2.4  Severability.  If any provision of this Agreement is held to be
               ------------
illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by illegal, invalid or unenforceable provision or by its severance from this Agreement.

          2.5  Non-Waiver of Breach.  A party hereto may specifically waive any
               --------------------
breach of this Agreement by another party as to any provision in favor of the party waiving such breach, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party may at any time, by notice given to the breaching party, direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

          2.6  Governing Law.  This Agreement has been negotiated and executed
               -------------
and shall be performed in the State of Nevada and shall be governed and construed by the laws of such State, without giving effect to the conflicts of laws principles thereof.

          2.7  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each party has executed this Agreement as of the date first above written.


                              "ASSIGNEE"

                              NEW WAY, INC.
                              a Delaware corporation



                              By:  ______________________
                                    Name:
                                    Title:


                              "ASSIGNOR"



                              [Name of Assignor]



                              By:  ______________________
                                    Name:
                                    Title:

[Schedules to this agreement, which have been omitted pursuant to paragraph
(b)(2) of Item 601 of Regulation S-K, will be furnished to the Securities and Exchange Commission supplementally upon request]